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                                                              EXHIBIT 10.5

                           SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of September 23, 1997, between U.S. HOME CORPORATION, a Delaware corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a banking organization organized under the laws of New York, as trustee (the "Trustee").

                                WITNESSETH:

                  WHEREAS, in accordance with Section 10.02 of the Indenture, relating to the 9 3/4% Senior Notes due 2003 of the Company, dated as of June 21, 1993, between the Company and the Trustee (the
"Indenture"), the Trustee, the Company and the Holders of more than a majority in principal amount of the Securities outstanding as of the date hereof desire to amend certain terms of the Indenture as described below; and

                  WHEREAS, the Company has solicited consents from the Holders to the amendments contained in this Supplemental Indenture (the "Solicitation") and the Company has received consents from Holders of more than a majority in principal amount of the Securities outstanding as of the date hereof; and

                  WHEREAS, the   Board  of  Directors  of  the Company  has
authorized this Supplemental Indenture; and

                  WHEREAS, concurrent with the Solicitation, the Company has offered to purchase for cash on certain terms and conditions any and all of the outstanding Securities from the Holders thereof (the "Offer"); and

                  WHEREAS, it is intended that this Supplemental Indenture become effective upon acceptance for purchase by the Company pursuant to the Offer of the Securities tendered into the Offer (the "Acceptance Date"); and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done:

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1.        Certain Terms Defined in the Indenture.
All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.


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                  SECTION 2.        Deletion of Certain Definitions. The
following definitions in Section 1.02 of the Indenture are hereby deleted in their entirety:

                  Affiliate Transaction
                  Consolidated Cash Flow Available for Fixed Charges Consolidated Fixed Charge Coverage Ratio
                  Consolidated Income  Tax Expense
                  Consolidated Interest Expense
                  Consolidated Interest Incurred
                  Consolidated Net Income
                  Independent Financial Advisor
                  Permitted Investments
                  Permitted Liens
                  Refinancing Indebtedness
                  Restricted Payment
                  Restricted Investment
                  Successor

                  SECTION 3. Amendment of Certain Definitions. The following definition in Section 1.02 of the Indenture shall be amended as indicated:

                           Unrestricted Subsidiary.  The text of the
definition of Unrestricted Subsidiary is hereby restated to read in its entirety as follows:

                           "Unrestricted Subsidiary"  means  each of the
Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and whose creditors have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary. The Board of Directors of the Company may designate an Unrestricted
Subsidiary to be a Restricted Subsidiary. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation.

                  SECTION 4. Deletion of Certain Covenants. The text of Sections 4.12 (Limitations on Restricted Payments), 4.13 (Limitations on Additional Indebtedness), 4.14 (Restrictions on Restricted Subsidiary Indebtedness), 4.15 (Limitations and Restrictions on Capital Stock of Subsidiaries), 4.17 (Limitations on Transactions With Affiliates), 4.18 (Limitations on Liens) and 4.19 (Limitations on Restrictions on Distributions from Restricted Subsidiaries) of the Indenture is hereby deleted in its entirety and is hereby replaced, in each such Section, with "Deleted."



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                  SECTION 5. Deletion of Certain Restrictions with Respect
to Mergers and Consolidations. The text of Section 5.01 (Limitations on Mergers and Consolidations) of the Indenture is hereby deleted in its entirety and is hereby replaced with "Deleted."

                  SECTION 6. Deletion of Certain Events of Default. The text of paragraphs (a)(iv) and (a)(v) of Section 6.01 of the Indenture is hereby deleted in its entirety and is hereby replaced with "Deleted."

                  SECTION 7. Deletion of Certain Cross-References. Any reference to Section 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 5.01,
6.01(a)(iv) or 6.01(a)(v) in the Indenture is hereby deleted.

                  SECTION 8. Effectiveness. This Supplemental Indenture shall become effective upon the Acceptance Date.

                  SECTION 9. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

                 SECTION 10. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                           U.S. HOME CORPORATION



                           By:   /s/ Thomas A. Napoli
                                 ----------------------------
                                Name: Thomas A. Napoli
                                Title: Vice President - Corporate
                                       Finance and Treasurer

                           IBJ SCHRODER BANK & TRUST COMPANY, as Trustee



                           By:  /s/ Luis Perez
                                -----------------------------
                                Name: Luis Perez
                                Title: Assistant Vice President